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                                  [LETTERHEAD]
                               BRADLEY & RILEY PC


July 7, 2000




Berthel Growth Trust II
701 Tama Street, Building B
P O Box 609
Marion, IA 52302-0609

RE:      Sale of up to 3,000,000 Beneficial Interests of Berthel Growth
         Trust II

Gentlemen:

         We have acted as counsel for Berthel Growth Trust II, a Delaware business trust (the "Trust"), in connection with the proposed offering and sale by the Trust of up to an aggregate of $25,000,000 in Shares of beneficial interest ("Shares") in the Trust, subject to increase by the Trust and Berthel Fisher & Company Financial Services, Inc. to up to $30,000,000 in Shares at a price of $10 per Share.

         We have made such inquiries and examined such documents as we have considered necessary or appropriate for the purposes of giving the opinions hereinafter set forth, including the examination of executed or conformed counterparts, or copies otherwise provided to our satisfaction of the following:

                  (i) the Articles of Incorporation of Berthel Fisher & Company Planning, Inc., an Iowa corporation and the Trust Advisor of the Trust ("Trust Advisor"), as filed with the Secretary of State of Iowa on March 20, 1989, and as amended by Articles of Amendment filed thereafter with the Secretary of State of Iowa on June 6, 1990, and July 26, 1993;

                  (ii) the Certificate of Incorporation of TJB Capital Management, Inc. a Delaware corporation and the Corporate Trustee of the Trust ("Corporate Trustee"), as filed with the Secretary of State of Delaware on January 25, 1995;

                  (iii) the Bylaws of the Trust Advisor and the Corporate Trustee and the minutes of the proceedings of stockholders and directors of the Trust Advisor and the Corporate Trustee through the date of this opinion;

                  (iv) the Certificate of Trust of the Trust as filed with the Secretary of State of Delaware on June 15, 2000;

                  (v) the Declaration of Trust for the Trust dated as of June 15, 2000, attached to the prospectus included in the Registration Statement as Exhibit A (the "Declaration of Trust");


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                  (vi) the Registration Statement on Form N-2 (No number has been assigned to the Registration Statement) of the Trust, including the related preliminary prospectus and other attachments, filed with the Securities and Exchange Commission (the "Commission") on July 7, 2000 (the "Initial Registration Statement");

                  (vii) the form of Subscription Documents, attached to the prospectus included in the Initial Registration Statement as Exhibit B.

         We have assumed the genuineness and authenticity of all signatures on all original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies and the due authorization, execution, delivery or recordation of all documents where due authorization, execution or recordation are prerequisites to the effectiveness thereof. Capitalized terms used herein and not otherwise defined are sued as defined in the prospectus and the Declaration of Trust.

         Based upon the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that:

                  (i) The Trust is a business trust duly organized, validly existing and in good standing under the laws of the State of Delaware pursuant to the Delaware Business Trust Act (the "Delaware Act"); and

                  (ii) When offered and sold as described in the Registration Statement, and assuming (a) the due authorization, execution and deliver of a Subscription Agreement by each subscriber for Shares, (b) the due acceptance by Trust Advisor or the Corporate Trustee on behalf of the Trust of each subscription and the due acceptance by Trust Advisor or the Corporate Trustee of the admission of each subscriber as a Shareholder, (c) the payment by each subscriber of the full consideration due from such subscriber for the number of Shares subscribed for by such subscriber, and (d) the due authorization, execution and delivery of the Declaration of Trust by all parties thereto, the Shares will represent valid limited beneficial interests in the Trust, and will be fully paid and nonassessable and the subscribers will have no liability in excess of their respective Capital Contributions and their share of the Trust's assets and undistributed profits (subject to the obligation of a Shareholder to repay to the Trust any distribution received in violation of the Delaware Act.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and the statements made regarding our firm and to the use of our name under the heading "Legal Matters" and elsewhere in the prospectus constituting a part of the Registration Statement.




                                                     BRADLEY & RILEY PC

                                                     /s/ Bradley & Riley PC